Exhibit 10.5
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of __________, 2021 by and between Extraction Oil & Gas, Inc., a Delaware corporation (the “Corporation”), and ____________ (“Indemnitee”). This Agreement supersedes and replaces any previous agreements between the Corporation and Indemnitee covering the subject matter of this Agreement.
RECITALS:

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, in order to induce Indemnitee to provide services to the Corporation, the Corporation wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Bylaws, so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;

WHEREAS, the Amended and Restated Bylaws of the Corporation (as may be amended, the “Bylaws”) require indemnification of the officers and directors of the Corporation, Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Corporation and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and the Amended and Restated Certificate of Incorporation of the Corporation (as may be amended, the “Certificate of Incorporation”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, Indemnitee may not be willing to serve or continue to serve as a director or officer of the Corporation without adequate protection, the Corporation desires Indemnitee to serve in such capacity, and Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Service to the Corporation. Indemnitee agrees to serve as a [director][officer] of the Corporation. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any other Enterprise (defined below) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a [director][officer] of the Corporation.

Section 2. Definitions. As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person that directly or indirectly controls or is controlled by or is under common control with such specified Person.

“Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Corporation or any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Delaware Court” means the Delaware Court of Chancery or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware.

“Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

“Enterprise” shall mean the Corporation, each of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, for purposes of Section 12(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.”

“Indemnity Obligations” shall mean all obligations of the Corporation to Indemnitee under this Agreement, including the Corporation’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement. This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be nominated, elected or appointed a director, officer or employee of the Corporation and does not create an employment contract between the Corporation and the Indemnitee.

“Independent Counsel” shall mean a law firm of fifty (50) or more attorneys, or a member of a law firm of fifty (50) or more attorneys, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any actual or alleged action taken by Indemnitee or of any action on Indemnitee’s part while acting as director or officer of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

(a) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor), or any claim, issue or matter therein.

Section 4. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, or any claim, issue or matter therein. No indemnification for Liabilities and Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 3 or 4 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise a participant in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses suffered or incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 7. Additional Indemnification. Notwithstanding any limitation in Section 3, 4 or 5 hereof, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Liabilities and Expenses suffered or reasonably incurred by Indemnitee in connection with such Proceeding, including but not limited to:

(a) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or any successor rule or similar provisions of state statutory law or common law;

(c) except as provided in Section 13(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (i) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (ii) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee);

(d) for any issue or matter (or any related Expense or Liability) as to which Indemnitee (i) did not act in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Corporation, or (ii) in the case of a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful;

(e) if the Corporation brings an action in the Delaware Court contesting the right of Indemnitee to receive indemnification or contribution hereunder and establishes that (i) Indemnitee intentionally misrepresented or failed to disclose a material fact in making the request for indemnification or contribution or (ii) such indemnification or contribution is prohibited by law (such event, a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of any such Disqualifying Event; provided, further, that the reduction in the obligation of the Corporation to make any payment for expenses, indemnification or contribution under clause (ii) of this Section 8(e) shall only be to the extent that such obligation is prohibited by law; or

(f) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Section 9. Advancement. In accordance with the pre-existing requirements of the Bylaws, and notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, to the extent not prohibited by applicable law, the Expenses reasonably incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8 hereof.

Section 10. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall promptly notify the Corporation in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder following the receipt by Indemnitee of written notice thereof (the date of such notification to the Corporation, the “Submission Date”). The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Any delay or failure by Indemnitee to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement except to the extent that the Corporation is materially prejudiced as a result of such delay or failure, and any delay or failure in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) In the event Indemnitee is entitled to indemnification and/or advancement with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, retain counsel selected by Indemnitee and approved by the Corporation to defend Indemnitee in such Proceeding, at the sole expense of the Corporation (which approval shall not be unreasonably withheld, conditioned or delayed), or have the Corporation assume the defense of Indemnitee in such Proceeding, in which case the Corporation shall assume the defense of such Proceeding with counsel selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Corporation’s receipt of written notice of Indemnitee’s election to cause the Corporation to do so. If the Corporation is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and the Corporation shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Corporation (and any other party or parties entitled to be indemnified by the Corporation with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Corporation (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Corporation (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Corporation shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Corporation or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned or delayed. The Corporation may not settle or compromise any Proceeding without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) hereof, if any determination by the Corporation is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and in all other circumstances, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) if so directed by the Board, by the stockholders of the Corporation; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Corporation will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 11(a) has been made. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) and 12 hereof, the Independent Counsel shall be selected by the Corporation within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Corporation), the Corporation shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation Indemnitee’s written objection to such selection. Such objection by Indemnitee may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (i) thirty (30) days after the Submission Date and (ii) ten (10) days after the final disposition of the Proceeding, each of the Corporation and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Corporation shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 13(e) hereof, if the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the determination is to be made by Independent Counsel and Indemnitee objects to the Corporation’s selection of Independent Counsel and the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided, further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the stockholders of the Corporation.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Corporation or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(f) hereof, in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within ninety (90) days after the Submission Date (iv) payment of indemnification is not made pursuant to Sections 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) payment of indemnification pursuant to Sections 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Corporation or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 13(a). The foregoing time limitation shall not apply in respect of a Proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, (ii) an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (iii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.

(e) The Corporation shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefore) advance, to the extent not prohibited by applicable law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought, provided that Indemnitee shall not be entitled to be so indemnified and shall repay any such advances if it is judicially determined by final disposition of a Proceeding that such action was not brought or maintained by Indemnitee in good faith.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein; provided that, in absence of any such determination with respect to such Proceeding, the Corporation shall advance Expenses with respect to such Proceeding.

Section 14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated. The Corporation hereby acknowledges and agrees that the Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, the Corporation shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Corporation hereunder, the Corporation shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person and the Corporation irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder. In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Corporation or payable under any Corporation insurance policy, the payor shall have a right of subrogation against the Corporation or its insurer or insurers for all amounts so paid which would otherwise be payable by the Corporation or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Corporation hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated. Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated with respect to any Liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Corporation or any collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Corporation under this Agreement.

(c) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Corporation or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated to the same extent as the Corporation’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Corporation shall not be subrogated to the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that the Corporation shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Corporation or any of its subsidiaries.

(e) The Corporation’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

(f) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 15. Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, trustee, agent or fiduciary of the Corporation or any other Enterprise and (b) one year after the date of final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any Proceeding, including any appeal, commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Corporation (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Corporation (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Corporation, by the Certificate of Incorporation, the Bylaws or the DGCL.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Corporation.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or matter which may be subject to indemnification or advancement of Expenses as provided hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by electronic transmission, with receipt of oral confirmation that such transmission has been received.

(i) If to Indemnitee, at the address indicated on the signature page of this Agreement.

(ii) If to the Corporation to:
Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, CO 80202
Attention: Board of Directors

or to any other address as may have been furnished to Indemnitee by the Corporation.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

	EXTRACTION OIL & GAS, INC.		INDEMNITEE

By:		By:
Name:		Name:
Title:		Title:

Address:
Email:

[Signature Page to Indemnification Agreement]
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